Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

Prism Technologies Group Enters into Asset Purchase Agreement with Amorphous Technologies International

SACRAMENTO, CA October 20, 2017 – Prism Technologies Group, Inc. (OTCQB: PRZM) (“Prism”), an intellectual property licensing and technology research & development company, announced that it has entered into an Asset Purchase Agreement with Amorphous Technologies International (“ATI”) to acquire certain intellectual property assets related to innovative uses for amorphous metals. Following the close of the transaction, Prism will commercialize the acquired IP assets to create new amorphous metal technology offerings for the consumer electronics, automotive, industrial and other business sectors.

Hussein Enan, Chairman and CEO of Prism, said, "We are pleased to announce the next evolution of Prism’s strategy, leveraging one of the most innovative breakthroughs in the materials science world through amorphous metal alloys. ATI’s valuable IP and expertise in technological innovations for amorphous metals applicable across multiple verticals present exciting new opportunities for Prism. Under the Prism umbrella, we will work to license and deploy amorphous metal casting solutions that deliver value over conventional materials and methods through the use of superior materials technology and processes.”

ATI is a leader in development of innovative amorphous alloy solutions based on proprietary materials technology. ATI’s solutions deliver value by removing the limits of existing materials technology, which results in high costs throughout the lifecycle of a product.

Bryan Reimers, President of ATI, added, “The time is right for amorphous metals. We have made important process technology innovations over the past several years which will finally enable the production and deployment of this revolutionary materials technology. Amorphous metals have the potential to fundamentally change the paradigm in materials science. Our IP harnesses this technology to produce the world’s leading commercial solutions, and we are excited to execute our go-to-market strategy under Prism.”

Pursuant to the terms of the Agreement, Prism will issue to ATI shares of newly designated Series A Convertible Preferred Stock. The Series A Convertible Stock is convertible into 56,750,000 shares of Prism Common Stock on the terms stated in the Asset Purchase Agreement. Completion of the transaction, which is expected to occur in the first quarter of 2018, will be subject to approval by Prism's stockholders, and other customary closing conditions.

A Current Report on Form 8-K containing further details regarding the asset purchase agreement and the acquisition of the ATI assets has been filed by the company and is available on EDGAR.

About Prism Technologies LLC

Prism Technologies Group is an intellectual property licensing and technology research & development company. Through its wholly owned subsidiaries, Prism owns a patent portfolio consisting of nine patent families incorporating 61 issued and six pending patents in the computer & network security, semiconductors and medical technology space. www.przmgroup.com

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of Prism Technologies Group (“Company”) that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “will”,"may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "target," "goal," and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company’s business, including, but not limited to, our ability to raise sufficient capital to support our operations and growth; the unpredictable nature of patent licensing and patent litigation; the potential loss of key employees critical to the ongoing success of our business; the uncertainty associated with licensing new and innovative technologies; and the risk that the expected value creation from the acquisition of intellectual property assets will not be realized or will not be realized within the expected time period. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.